EXHIBIT 10.55
                        SEPARATION AGREEMENT AND RELEASE


             This Separation Agreement and Release (hereafter the "Agreement") is made effective as of the eighth (8th) day after this Agreement has been signed by both parties, by and between BIOJECT MEDICAL TECHNOLOGIES INC., BIOJECT MEDICAL SYSTEMS LTD. and BIOJECT INC. (hereafter collectively referred to as "Bioject") on the one hand, and Peggy J. Miller ("Employee") on the other hand. The purpose of this Agreement is to set forth the terms of Employee's voluntary resignation from employment with Bioject. For purposes of this Agreement, the "parties" refers to Bioject and Employee. Nothing contained in this Agreement shall constitute an admission of wrongdoing or liability by any of the parties to this Agreement.

             The parties do hereby acknowledge and agree:

             1. On March 9, 1998, Employee voluntarily tendered her resignation to Bioject. Employee's employment with Bioject will end on April 30, 1998. Bioject agrees to continue providing normal salary and employee benefits to which Employee would otherwise be entitled including 401(k) matching contributions through April 30, 1998. Bioject acknowledges and confirms that on April 30, 1998, Employee will receive all wages and accrued and untaken vacation pay (known as FTO) earned through April 30, 1998.

             The public announcement of Employee's departure from Bioject will be approved and agreed upon between the parties before publication.

             Bioject, including James C. O'Shea, agrees to provide excellent references to prospective employers of Employee, upon Employee's request and authorization to release such information.

             2. In addition, for good and due consideration recited herein, the parties agree to the following:

             Bioject will provide Employee the following severance pay and benefits after the effective date of this Agreement and within the time periods specified below:

               a. On April 30, 1998, a lump sum payment in an amount equal to 4 months of Employee's current salary, less applicable federal, state and local taxes;

               b. Employee's current salary pro-rated for a period of 2 months to be paid to Employee during the period May and June 1998, consistent with Employer's current bi-weekly payment schedule, less applicable federal, state and local taxes;

               c. Bioject will pay Employee's premium payment (102% of the Employer's contribution) for Employee's health and dental insurance under COBRA during the period May l, 1998 through October 31, 1998; and

               d. The parties acknowledge that Employee currently has Bioject common stock and options to purchase Bioject common stock in the amounts, prices and subject to the conditions set forth in the statement of Stock and Option Ownership dated November 24, 1997 (hereafter "Stock and Option Statement" and attached hereto as Attachment B). The parties further acknowledge and agree that all of the stock options listed on Attachment B are currently vested except for the 25,000 options granted on June 11, 1997 (subject to performance vesting  at  3/31/98)  and the  25,000  options  granted  on
                    September 19, 1997 (subject to one-third vesting on September 19, 1998, 1999 and 2000). Under Section 5 of the
                    Employee's Bioject Officer/Insider Stock Option Agreement (the "Stock Option Agreement") dated September 19, 1997 (attached hereto as Attachment C), Employee's vested 130,000 stock options will expire and terminate one-year after April 30, 1998 (i.e., April 30, 1999).

                    In consideration for this Agreement, and within thirty (30) calendar days after its effective date, Bioject will cause the Stock Option Committee of Bioject Medical Technologies Inc. ("BMT") to exchange Employee's 130,000 currently vested stock options as identified in Attachment B for 130,000 vested stock options with an expiration date of April 30, 2000. The exercise price per share of all of the foregoing options will remain as stated on Attachment B.

                    In consideration for Employee's cooperation in the transition to a new chief financial officer (defined to mean Employee's telephone consultation and assistance, to be reasonably scheduled in advance, but limited on-site work effort from May 1, 1998 through September 1, 1998, with hours not to exceed 40 in the aggregate and 8 hours in any one week) and within thirty (30) calendar days after the effective date of this Agreement, Bioject will cause the Stock Option Committee of BMT to exchange the September 19, 1997, 25,000 unvested options identified in Attachment B for 25,000 stock options which will vest at 5,000 per month beginning May 1, 1998, and which will have an exercise date identical to their vesting date and an expiration date of April 30, 2000. However, in the event that Employee fails to so cooperate, any unvested options shall be forfeited. The exercise price per share of all of the foregoing options will remain as stated on Attachment B.

                    In consideration for this Agreement, Employee agrees to waive and forfeit any right to the June 11, 1997, 25,000 unvested options identified in Attachment B.

                    An appropriate amendment to the Stock Option Agreement will be executed by the parties reflecting this change in stock options. All other obligations of the Employee under the Stock Option Agreement shall remain enforceable.

                    Employee acknowledges and agrees that after executing this Agreement, she will have no Bioject stock options other than the 130,000 vested options with an expiration date of April 30, 2000 and the 25,000 unvested options which will vest at 5,000 per month beginning May 1, 1998 and expire on April 30, 2000, as described above. The parties acknowledge and agree that Employee's remaining 25,000 unvested stock options (granted June 11, 1997) are deemed terminated, as of the effective date of this Agreement. Employee further acknowledges and agrees that she is not entitled to any options in the future beyond the exchanged options stated herein.

             Bioject acknowledges that it has obtained all necessary approvals and authorizations from Bioject's Boards of Directors and appropriate committees for the consideration granted Employee in paragraph 2 herein.

             3. Employee acknowledges and warrants that by April 30, 1998, she will have submitted any and all vouchers, bills and receipts verifying all out-of-pocket business expenses necessarily incurred by Employee during her employment with Bioject. Bioject agrees to reimburse Employee in a timely manner for all such out-of-pocket business expenses in accordance with Bioject's reimbursement policies.

             4. The parties acknowledge that BMT is a reporting company within the requirements of the Securities and Exchange Commission ("SEC"). Employee expressly agrees to fully comply with all applicable reporting and trading restrictions in exercising or trading any of the stock options provided herein, including Section 16(b) of the Securities Exchange Act of 1934.

             5. Employee accepts Bioject's undertakings in this Agreement as full settlement of any and all claims, known or unknown, arising out of, or related to, Employee's employment with Bioject, or its termination, including, but not limited to, any claims of discrimination or wrongful discharge. This includes, but is not limited to, claims under the Age Discrimination in Employment Act of 1967 ("ADEA"), 29 U.S.C. ss. 621 et seq, the Americans with Disabilities Act of 1990 ("ADA"), 42 U.S.C. ss. 12101 et seq, Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 1981, and Chapters 652 and 659 of the Oregon Revised Statutes. These claims are examples, not a complete list, of the released claims, as it is the parties' intent that Employee release any and all claims, of whatever kind or nature, in exchange for the severance arrangements set forth in paragraph 2 above. Employee realizes this constitutes a full and final settlement of any and all such claims, and except for obligations arising under this Agreement, this settlement releases Bioject and any related companies (and their owners, officers, directors, employees, and anyone else against whom Employee could assert a claim based on her employment or termination thereof) from any further liability to Employee (or to anyone else Employee has power to bind in this settlement) in connection with such claims.

             In exchange for Employee's agreements and obligations herein, Bioject, on behalf of themselves and their officers and directors, hereby releases, acquits, and forever discharges Employee and her past, current and future agents, assigns, attorneys, representatives and affiliates from any and all claims, demands, damages, costs, attorney fees, liabilities, claims for contribution, and claims for indemnity, of every kind and nature, whether known or unknown, fixed or contingent, including but not limited to, any and all claims arising out of, or in any way related to, Employee's employment with Bioject through April 30, 1998.

             6. Tender and delivery of the wages, severance pay and benefits as described in paragraphs 1-2 herein shall constitute full satisfaction by Bioject of any and all claims by Employee for wages, vacation pay (FTO), severance pay, and any other compensation, benefits or leave of any kind to which Employee may be entitled.

             7. Employee acknowledges that her obligations under the parties' Executive Employment Contract dated January 18, 1993 (hereafter "Executive Employment Contract" and attached hereto as Attachment A) shall continue following her separation from employment with Bioject. These obligations specifically include, but are not limited to, the restrictions imposed on Employee regarding competition with Bioject and involvement with conflicting organizations, products and services, as fully set forth in section 6.1 of the Executive Employment Contract, and Employee's obligations with respect to patents and copyrights, as fully set forth in section 6.2 of the Executive Employment Contract. These obligations are in addition to any obligations imposed under federal or state law.

             8. Bioject acknowledges that its indemnity obligations under the parties' Executive Employment Contract (section 6.6) shall survive Employee's separation from employment with Bioject and continue indefinitely. These obligations are in addition to obligations imposed by state law, Bioject's by-laws, and Bioject's directors and officers' and other insurance policies.

             9. Employee agrees to keep confidential all confidential or proprietary information disclosed directly or indirectly by Bioject and agrees that she will not, directly or indirectly, use, disclose, or divulge for any purpose such confidential or proprietary information obtained during her employment with Bioject or at any other time without the prior written approval of Bioject. Such confidential and proprietary information includes, but is not limited to, the agenda, decisions or other information relating to meetings or discussions held by and between Bioject's officers, directors or board of directors, any and all employment information relating to any past or present Bioject employees or prospective employees including salaries, severance, and disciplinary actions, Bioject's product design and development information, proprietary production processes, research and development strategies, scientific and technological data, formulae or prototypes, non-public financial information, business or marketing strategies, customer lists and information regarding Bioject's past, present, prospective and future customers.

             10. The parties agree to keep the terms and conditions of this Agreement confidential and not disclosed to any individual or entity that is not a party to this Agreement except as required by law or provided herein. Employee may disclose the fact and terms of this Agreement to her immediate family members, attorney, tax advisor, accountant and financial consultant and to Bioject's internal financial management, outside auditors and legal counsel as may be required to fulfill Employee's duties as Chief Financial Officer and agrees to instruct them to make no further disclosures, except as required by law. Bioject may disclose the fact and terms of this Agreement to its officers, directors, internal financial management, outside auditors, legal counsel and as required by law as a publicly traded company.

             11. The parties to this Agreement expressly agree to refrain from making any disparaging, misleading or false remarks concerning each other or any of the entities or individuals released in paragraph 5 above and will conduct themselves in a manner that does not damage or undermine the reputation of each other or any entity or person identified in paragraph 5 above.

             12. Employee warrants that upon her departure, she will return to Bioject all company property in her possession, including documents and all materials of any nature pertaining to her work with Bioject whether or not they contain confidential or proprietary information.

             13. Employee expressly waives and will not assert any claim of right to reinstatement of employment with Bioject or its related entities.

             14. The parties acknowledge and agree that any breach of this Agreement by either party shall subject that party to liability for the actual and consequential damages resulting from the breach. The non-breaching party shall also be entitled to all available equitable relief as a result of the breach, including imposition of an injunction. This provision applies to any breach of this Agreement.

             15. The parties agree that this Agreement shall be construed and interpreted according to the laws of the State of Oregon (excluding choice of law provisions). The parties agree that the forum for resolution of any dispute arising out of or relating to: (1) Employee's employment with Bioject; (2) Employee's termination of employment with Bioject; or (3) any breach of this Agreement will be by final and binding arbitration in Multnomah County, Oregon, utilizing the mediation services of Arbitration Service of Portland, Inc. ("ASP") or other mutually agreed upon arbitration service. The arbitrator shall have the same authority to award remedies and damages as provided to a judge and/or jury under applicable law. The arbitrator shall apply Oregon State law (excluding choice of law provisions) and applicable federal law in deciding all substantive aspects of the dispute, and all procedural issues not covered by the ASP arbitration rules. The arbitrator shall not have the power to alter, amend, or modify any provision of this Agreement. The prevailing party shall be entitled to recover reasonable attorney fees and other costs of the arbitration from the other party. Judgment on the award rendered pursuant to such arbitration may be entered in any court having jurisdiction thereof.

             16. The parties agree that this Agreement supersedes any and all other prior agreements or understandings, both oral and written, except the Employer's and Employee's obligations under the Agreements attached hereto and referenced herein. The parties further agree that this Agreement cannot be modified without the express written consent and agreement of both parties hereto.

             17. The parties agree that the provisions in this Agreement are separable and that in the event any provision is deemed ineffective or unenforceable, they are separable from the remaining provisions of the Agreement, which provisions shall remain binding on the parties.

             18. Employee confirms that she has carefully read this Agreement. Employee acknowledges that she has been advised to consult with an attorney, and has in fact done so, before signing this Agreement, which Employee has been given twenty-one (21) days to consider, and which she may revoke within seven (7) days after signing. Employee acknowledges that she has signed this Agreement of her own free will and with the advice of counsel. This offer expires on the 22nd day after it has been extended to Employee by Bioject.



/S/ Peggy J. Miller                               3/9/98
_________________________________        Dated: ____________________
Peggy J. Miller



BIOJECT MEDICAL TECHNOLOGIES INC.

/s/ James C. O'Shea                               3/9/98
__________________________________       Dated: ____________________
By: James C. O'Shea
Title:  Chairman, President and
Chief Executive Officer


BIOJECT MEDICAL SYSTEMS LTD.

/s/ James C. O'Shea                               3/9/98
__________________________________       Dated: ____________________
By: James C. O'Shea
Title:  President


BIOJECT INC.

/s/ James C. O'Shea                               3/9/98
__________________________________       Dated: ____________________
By: James C. O'Shea
Title:  Chairman, President and
Chief Executive Officer